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                                                                   Exhibit 10.18

Bid Invitation and Letter of Acceptance for Shanghai Chongming Qianwei Village 960kW Solar PV Power Generation Model Project, dated September 28, 2006 and November 9, 2006, respectively
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                                    English Translation of the Original Contract

                  Shanghai Environmentally Friendly Energy Engineering Co., Ltd.

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                                 BID INVITATION



Shanghai Environmentally Friendly Energy Engineering Co., Ltd. hereby invites qualified bidders to participate into the closed bidding for the 960kW solar panels to be used in Shanghai Chongming Qianwei Village Solar PV Power Generation Model Project.

1.   Reference No. of the Bid Invitation Documents: [2006] 1023

2.   Release and Sale of the Bid Invitation Documents:

     Any invitee who is willing to participate into the subject bidding may, against the copy of its business license affixed with the company seal and relevant documents evidencing its qualifications, purchase the whole set of the bid invitation documents at the price of RMB3,000/set at the following time and in the following place: 9:00am-11:00am in the morning and 01:00pm-04:30pm in the afternoon, from September 28, 2006 to September 29, 2006, and in the office of Shanghai Environmentally Friendly Energy Engineering Co., Ltd. located in Rm. 1806, 319 Changde Road, Shanghai. The bid invitation documents are not refundable.

3. The contents and scope of the bid invitation and bid submission for the subject bidding for solar panels to be used in Shanghai Chongming Qianwei Village Solar PV Power Generation Model Project are set forth in detail in the bid invitation documents and technical requirements. Any bidder who has any question about any bid invitation document may submit such question to us in writing prior to 10:00am on October 11, 2006 and we will answer all such questions so submitted on a centralized basis.

4. The pre-bidding meeting for the subject bidding is scheduled for 9:00am on October 13, 2006 in our meeting room. Representatives from relevant bidders are requested to show up at such meeting punctually.

4.   Deadline for Bid Submission:

     16:00pm on October 20, 2006 (Beijing Time). Any bidding document submitted after the deadline will be rejected.

5.   Venue for Bid Submission:

     Shanghai Environmentally Friendly Energy Engineering Co., Ltd.

     Address: Rm. 1806, 319 Changde Road

     Contact person: Ms. Shen, Ms. Lu

     Telephone: (021) 62172616

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6.   The bid opening ceremony will be held at 10:00am on October 23, 2006 in the meeting room of Shanghai Environmentally Friendly Energy Engineering Co., Ltd. Authorized representatives of bidders are requested to be present thereat punctually and sign in on arrival at the bid opening ceremony.

The bid invitation, bid submission and bid opening set forth above follow the statutory sequence. In case of any change in the schedule specified herein above, we will notify you thereof in writing.



SHANGHAI ENVIRONMENTALLY FRIENDLY ENERGY ENGINEERING CO., LTD. (affixed with the company seal)

                                         September 28, 2006



Invitees (this list does not represent the order of priority)

Shanghai Solar Energy S&T Co., Ltd.

Suntech Power Holdings Co., Ltd.

Jiangsu Linyang Solarfun Co., Ltd.


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                            BIDDING FOR SOLAR PANELS

                                       IN

   SHANGHAI CHONGMING QIANWEI VILLAGE SOLAR PV POWER GENERATION MODEL PROJECT

                              LETTER OF ACCEPTANCE



Shanghai Linyang Solar Technology Co., Ltd.:

The bidding for solar panels set forth in the Bid Invitation Documents [2006] 1023 has been concluded up to date. After evaluation, your company has been selected as the No. 1 bid winner.

The total price of the bid shall be calculated in accordance with the offer set forth in the bidding documents. The period of the project under the bid shall last from November 10, 2006 to January 31, 2007. Quality of the relevant equipment shall comply with the parameters promised in the bidding documents and applicable superior standards conforming to the equipment quality testing specifications of the State. As soon as practicable following your receipt of this letter, you shall send your acknowledgement of receipt to us and come to Rm. 1806, 319 Changde Road, Shanghai to execute an equipment procurement contract with and pay a performance bond to Shanghai Environmentally Friendly Energy Engineering Co., Ltd.



SHANGHAI QIANWEI NEW ENERGY DEVELOPMENT CO., LTD. (affixed with the company seal)

                                         November 9, 2006







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